UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 27, 2008
ITC HOLDINGS CORP.

(Exact name of Registrant as Specified in its Charter)

Michigan	001-32576	32-0058047

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27175 Energy Way Novi, Michigan	48377

(Address of Principal Executive Offices)	(Zip Code)
(248) 946-3000
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Sales Agency Financing Agreement
On June 27, 2008, ITC Holdings Corp. (the “Company”) entered into a Sales Agency Financing Agreement (the “Agreement”) with BNY Mellon Capital Markets, LLC (“BNYMCM”). Under the terms of the Agreement, the Company may issue and sell shares of the Company’s common stock, without par value (the “Shares”), from time to time, up to an aggregate sales price of $150,000,000. The term of the Agreement will be for a period of up to three years subject to continued approval from the Federal Energy Regulatory Commission. BNYMCM will act as the Company’s agent in connection with any offerings of shares under the Agreement.
The Shares may be offered in one or more selling periods, none of which will exceed 20 trading days. Any Shares sold under the Agreement will be offered at market prices prevailing at the time of sale. Moreover, the Company shall specify to BNYMCM (i) the aggregate selling price of the Shares to be sold during each selling period, which may not exceed $40,000,000 without BNYMCM’s prior written consent and (ii) the minimum price below which sales may not be made, which may not be less than $10.00 per share without BNYMCM’s prior written consent. The Company will pay BNYMCM a commission equal to 1% of the sales price of all Shares sold through it as agent under the Agreement plus its reasonable documented out-of-pocket expenses, up to $75,000 (including expenses of BNYMCM’s counsel).
The Shares will be issued pursuant to the Company’s automatic shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-140026) filed on January 17, 2007 with the Securities and Exchange Commission (the “SEC”).
The Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference; the description of the material terms of the Agreement is qualified in its entirety by reference to that exhibit. For a more detailed description of the Agreement, see the disclosure under the caption “Plan of Distribution” contained in the Company’s prospectus supplement, dated June 27, 2008 (the “Prospectus Supplement”), to the prospectus dated January 17, 2007 (the “Prospectus”), as previously supplemented. The Prospectus Supplement, the Prospectus and all other supplements to the Prospectus have been filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, which disclosure is hereby incorporated by reference. The Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.
BNYMCM and its affiliates have, from time to time, provided trustee services for the Company in connection with certain of its debt obligations. BNYMCM and its affiliates have received customary fees and reimbursement of expenses for these services and may in the future provide additional services including, but not limited to, investment banking, commercial banking or corporate trust services. An affiliate of BNYMCM is a lender to the Company under the Company’s revolving credit facility and may receive a portion of any amounts repaid from the proceeds from the issuance and sale of Shares under the Agreement.

Item 8.01. OTHER EVENTS
On June 27, 2008, ITC Holdings Corp. issued a press release announcing the adoption of the Agreement. This press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description

1.1	Sales Agency Financing Agreement, dated June 27, 2008, between ITC Holdings Corp. and BNY Mellon Capital Markets, LLC

99.1	ITC Holdings Corp. Press Release, dated June 27, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.
By:	/s/ Daniel J. Oginsky
	Name:	Daniel J. Oginsky
	Title:	Vice President and General Counsel

June 27, 2008